UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

Vision-Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (845) 365-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2012, the chairman of Vision-Sciences, Inc. (the “Company”), Lewis C. Pell (the “Lender”), agreed to lend the Company an additional $5 million pursuant to the terms of a new promissory note (the “Note”). This Note bears interest at the rate of 7.5% and is repayable on or before November 9, 2014. The Company may elect to cause the Lender to convert and exchange any outstanding principal amount under the Note prior to the maturity date into shares of equity capital stock of the Company as part of any future sale of equity capital stock of the Company to third parties, at the same price and on the same other terms and conditions that such equity capital stock is sold to third parties. No warrants were issued to the Lender in connection with the Note.

The Company also reached an agreement to modify its existing purchase agreement dated as of April 27, 2012 (the “Purchase Agreement”)  with Lincoln Park Capital Fund, LLC (“LPC”) to, among other things, create a threshold price of $3.00 for the sale of Vision-Sciences’ common stock to LPC, as calculated pursuant to the formula provided in the Purchase Agreement. A copy of the modification agreement is attached hereto as Exhibit 10.1 and made a part hereof.

Item 2.02. Results of Operations and Financial Condition.

On July 26, 2012, the Company issued a press release regarding the Company’s financial results for its first quarter ended June 30, 2012. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 26, 2012, the Company held its 2012 Annual Meeting of Stockholders (“Annual Meeting”).  Each proposal subject to a vote at the Annual Meeting was described in detail in the Company's 2012 Proxy Statement.  With respect to each of the proposals, the Company's stockholders voted as indicated below.

1.    Election of Directors (Proposal 1)

	For	Against	Abstentions	Broker Non-Votes
David W. Anderson	24,144,803	0	0	15,525,650
Warren Bielke	23,417,411	0	0	15,525,650
Lothar Koob	23,656,262	0	0	15,525,650

2.    Ratification of the Audit Committee's appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for 2012 (Proposal 2)

For	Against	Abstentions
39,735,437	295,460	235,994

3.    Approval of an Amendment to the Company’s 2007 Stock Incentive Plan (Proposal 3)

For	Against	Abstain	Broker Non-votes
23,096,487	1,600,809	43,945	15,525,650

There was no other business voted upon at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1    Modification Agreement, dated July 26, 2012, by and between Vision-Sciences, Inc. and Lincoln Park Capital Fund, LLC.

99.1    Press release dated July 26, 2012 announcing the financial results for the three months ended June 30, 2012.

This information contained in Item 2.02 herein and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this Current Report, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Cynthia Ansari
Name:	Cynthia Ansari
Title:	Chief Executive Officer

Date:  July 26, 2012

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